Exhibit 10.1
AMENDMENT NO. 6 TO DEVELOPMENT, LICENSE
AND COMMERCIALIZATION AGREEMENT
This Amendment No. 6 (“Amendment No. 6”) to the Development, License and Commercialization Agreement is made and effective as of the 6th day of April, 2011 (“Amendment Effective Date”) between Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge Massachusetts 02139, USA (“Idenix US”), Idenix (Cayman) Limited with offices c/o Walkers SPV Limited, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands (“Idenix Cayman” and together with Idenix US, “Idenix”) and Novartis Pharma AG with offices at Forum 1, Novartis Campus, 4056 Basel, Switzerland (“Novartis”).
INTRODUCTION
A.	Novartis and Idenix are parties to the Development, License and Commercialization Agreement made as of 8 May, 2003, as amended by Amendment No. 1 dated as of 30 April, 2004, Amendment No. 2 dated as of 21 December, 2004, Amendment No. 3 dated as of 27 February, 2006, Amendment No. 4 dated as of 28 September, 2007 and Amendment No. 5 as of 28 January 2009 (as so amended, the “Novartis License Agreement”).
A.	Idenix US has proposed to issue and sell in a public offering up to US$59,000,000 in shares of common stock, US $0.001 par value per share, of Idenix US at a price as yet to be determined (the “Financing”).
B.	Solely in connection with the Financing and in accordance with a General Waiver and Consent between Idenix US and Novartis dated as of the Amendment Effective Date (“Waiver and Consent”), Novartis has agreed to waive certain rights and grant certain consents under the Idenix Pharmaceuticals, Inc. Amended and Restated Stockholders Agreement dated 27 July 2004 among Idenix US, Novartis and certain other parties.
C.	In consideration of the Waiver and Consent, Idenix has agreed to lower one of the minimum percentage ownership requirements applicable to the ODC Options, on the terms and conditions set out below.

NOW THEREFORE for and in consideration of the mutual covenants contained in this Amendment No. 6 and in the Waiver and Consent, Idenix and Novartis agree:
Amendment. Unless otherwise defined or amended by the terms of this Amendment No. 6, all initial capitalized defined terms used have the meanings as defined in the Novartis License Agreement.
1. Article I of the Novartis License Agreement is hereby amended by deleting the definition of “Majority Equity Standard Period” and restating such defined term as follows:
“Majority Equity Standard Period”. Majority Equity Standard Period shall mean the period commencing on the Effective Date and terminating on the later of (a) the sixtieth (60th) consecutive day on which Novartis and its Affiliates own less than thirty percent (30%) of the Voting Stock of Idenix and (b) if applicable, the cure by Idenix of any then-outstanding breach of its obligations under Section 4 of that certain Stockholders’ Agreement, dated as of the date hereof, by and among Idenix US, Novartis and the other stockholders of Idenix US signatory thereto (the “Stockholders Agreement”); provided, that the question of whether or not there has occurred such a breach shall be resolved under the provisions of Section 13.6 (unless such a determination has been made or a dispute resolution process has been commenced under the relevant provisions of the Stockholders’ Agreement, in which case such determination shall control).
Article I of the Novartis License Agreement is amended by deleting the definitions of “ODC Rights Period” and “Minimum Equity Standard Period” and restating the defined term “ODC Rights Period” as follows:
“ODC Rights Period”. ODC Rights Period shall mean the period beginning on the Effective Date and ending on the third (3rd) anniversary of the date on which the Majority Equity Standard Period is first terminated.
2. Announcements. A Party may disclose the terms of this Amendment No. 6 only if that Party reasonably determines, based on advice from its counsel, that it is required to make the disclosure by applicable law, regulation or legal process, including without limitation by the rules or regulations of the US Securities and Exchange Commission (“SEC”) or similar regulatory agency in a country other than the US or of any stock exchange or NASDAQ. The Parties will cooperate with each other to ensure the disclosing Party discloses only those terms of this Amendment No. 6 as the disclosing Party reasonably determines, based on advice from its counsel, are required by applicable law, regulation or legal process to be disclosed. Each Party will deliver to the other Party promptly any written correspondence received by it or its representatives from the SEC, and advise the other Party promptly of any other material communication between it or its representatives with the SEC, with respect to any confidential treatment request with respect to this Amendment No. 6.
3. Status. This Amendment No. 6 amends and supplements the Novartis License Agreement. Except as otherwise provided for herein, the Novartis License Agreement remains in full force and effect unaffected hereby. This Amendment No. 6 shall be deemed incorporated into and become a part of the Novartis License Agreement and shall be subject to its terms.

EXECUTION Idenix and Novartis have caused this Amendment No. 6 to be duly executed by their authorized representatives, as of the date first written above.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Maria Stahl
	Name:	Maria Stahl
	Title:	SVP, General Counsel

IDENIX (CAYMAN) LIMITED
By:	/s/ Maria Stahl
	Name:	Maria Stahl
	Title:	Director

NOVARTIS PHARMA AG
By:	/s/ Tony Rosenberg
	Name:	Tony Rosenberg
	Title:	Head Partnering & Emerging Businessess

By:	/s/ Matt Owens
	Name:	Matt Owens
	Title:	Senior Legal Counsel